UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 15, 2008
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amended and Restated Employment Agreement with Henrik C. Slipsager
          On July 15, 2008, ABM Industries Incorporated (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Henrik C. Slipsager, the Company’s President and Chief Executive Officer. The Amended Employment Agreement amends, extends and restates Mr. Slipsager’s prior employment agreement, dated June 7, 2005, which was scheduled to expire on October 31, 2008. The initial term of the Amended Employment Agreement will expire on October 31, 2013, and the term will automatically renew for consecutive one-year terms unless the Company provides notice not to renew. Mr. Slipsager’s initial base salary under the Amended Employment Agreement will continue to be his current annual base salary of $765,000. In addition, under the terms of the Amended Employment Agreement, Mr. Slipsager is eligible for an annual bonus of up to 180% of his base salary, based on performance. Mr. Slipsager will also be entitled to receive fringe benefits as normally provided to executives of the Company and certain post-employment health insurance assistance payments.
          If Mr. Slipsager’s employment is terminated by the Company without “Just Cause” (as defined in the Amended Employment Agreement), Mr. Slipsager will be entitled to receive two times the sum of his base salary and target bonus, payable in equal installments in accordance with the Company’s normal payroll practice during the 24 month period following the termination of employment, and a lump sum payment equal to a pro-rated portion of his annual bonus for the year of termination. The terms of the Amended Employment Agreement provide that upon the termination of Mr. Slipsager’s employment for any reason, he will refrain from competing with, or soliciting the employees or customers of the Company for one year following the termination of employment.
          In addition, certain provisions were included in the Amended Employment Agreement to reflect changes required to comply with the provisions of Sections 409A and 162(m) of the Internal Revenue Code.
          A copy of the Amended Employment Agreement is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.
Amended and Restated Severance Agreement with Henrik C. Slipsager
          On July 15, 2008, the Company entered into an Amended and Restated Severance Agreement (the “Amended Severance Agreement”) with Mr. Slipsager, which amends and restates Mr. Slipsager’s prior severance agreement, dated December 13, 2005, to reflect changes required to comply with the provisions of Sections 409A and 162(m) of the Internal Revenue Code.
          A copy of the Amended Severance Agreement is filed herewith as Exhibit 10.2 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1	Amended and Restated Employment Agreement dated July 15, 2008 by and between ABM Industries Incorporated and Henrik C. Slipsager.
10.2	Amended and Restated Severance Agreement dated July 15, 2008 by and between ABM Industries Incorporated and Henrik C. Slipsager.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: July 18, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
10.1	Amended and Restated Employment Agreement dated July 15, 2008 by and between ABM Industries Incorporated and Henrik C. Slipsager.
10.2	Amended and Restated Severance Agreement dated July 15, 2008 by and between ABM Industries Incorporated and Henrik C. Slipsager.